[English Translation]

Strategic Partnership Agreement

Party A: Beijing Xin’ao Concrete Co., Ltd (the “Xin’ao”)

Party B: Changping Branch of Beijing Shangdi Xingda Co., Ltd, (the “Xingda Changping”)

In accordance with the purpose of strengthening both parties’ competitiveness and area benefit, Xin’ao and Xing’da Changping agree to jointly set up a strategic partnership from the day of January 1, 2008.

1. This partnership in concrete industry begins from January 1, 2008. The partnership embodies raw material providing and conformity of concrete market aiming at increasing both parties’ benefit.

2. Both parties shall transfer the project which does not belong to one’s service radius to the other party or assist the other party in conclusion of the contract. The beneficiary (party) shall pay certain amount of money on the basic of project quantity and benefit but no less than RMB5yuan per square.

3. If one party’s equipments leave unused in a certain period, the other party has the priority to use at 75% of market price.

4. During the process of bidding, under the precondition of compliance with the laws, both parties shall provide co-operation service to each other for free.

5. Strategic partnership mechanism. In order to push the strategic co-operation effectively, both parties agree:

i.	Both parties will hold a top executive meeting every 90 days to solve the problem during co-operation.

ii.	The people who in charge of operating, producing and other relevant parts in both parties will have a marketing co-ordination meeting every 30 days to solve the problem during co-operation.

iii.	Both parties will assign a person who is in charge of daily communication respectively.

6. Any issues which have not been included will be recorded in “Meeting Minutes” after both parties sign. If both parties meet any important issues, a complementary agreement should be concluded. The “Meeting Minutes” and the complementary agreement have the same legal valid.

Attachments are copies of business licenses of both parties.

Party A:	Party B: